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                                PROMISSORY NOTE
                               (Facility B Note)

$15,000,000.00                   Dallas, Texas                  March 31, 1995


         QUEST MEDICAL, INC., a Texas corporation, with its principal office located at One Allentown Parkway, Allen, Texas 75002 ("Borrower"), for value received, promises to pay to the order of NATIONSBANK OF TEXAS, N.A. ("Lender"), at its Dallas Banking Center at 901 Main Street, Dallas, Texas 75202, in immediately available funds and in lawful money of the United States of America, the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00), or such lesser sum as shall be due and payable from time to time hereunder, on March 31, 2000, or sooner, as provided in the Credit Agreement referred to below. Borrower promises to pay interest on the unpaid principal amount of the Facility B Advances (as defined in the Credit Agreement) from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         For the purposes of this Note, the following terms have the respective meanings assigned to them below:

                 "Applicable Law" means the laws of the United States of America applicable to contracts made or performed in the State of Texas, including, without limitation, 12 USC 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter and any other statute of the United States of America now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as the same may be amended at any time and from time to time hereafter ("Article 1.04") and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit provided that pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statues, 1925, as amended, Borrower agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Note.

                 "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Lender is then permitted to charge on the obligation hereunder. If the maximum rate of interest which, under Applicable Law, Lender is permitted to charge on the obligation hereunder shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (i) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Article 1.04, Title 79, Revised Civil Statues of Texas 1925, as amended, or (ii) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of






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         said Article 1.04;provided, however, that if at any time the indicated
         rate ceiling, the quarterly ceiling or the annualized ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Article 1.04 shall control for purposes of such determination, as applicable.

         Notwithstanding the foregoing and all other provisions of this Note and any documents and instruments executed in connection with this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the Highest Lawful Rate of interest which, under Applicable Law, Lender is permitted to charge to Borrower.

         All agreements between Borrower and Lender, or any subsequent holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance, or detention of the funds advanced pursuant to this Note or for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note, exceed the maximum amount permissible under Applicable Law. If from any circumstance whatsoever fulfillment of any provision hereof or of any such other document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by Applicable Law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the holder hereof shall ever receive anything of value deemed excess interest by Applicable Law, an amount equal to any such excess interest shall be applied to the reduction of the principal amount owing under this Note, and not to the payment of interest, or if such excess interest exceeds the unpaid principal balance of this Note, such excess interest shall be refunded to Borrower. All sums paid or agreed to be paid to any holder of this Note for the use, forbearance or detention of any funds advanced pursuant to this Note shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the rate of interest on account of the indebtedness evidenced by this Note is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower and any holder of this Note.

         This Note is issued pursuant to the First Amended and Restated Credit Agreement between Borrower and Lender dated as of March 31, 1995 (such agreement, together with all amendments and restatements, the "Credit Agreement"), to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay unpaid principal of and interest on this Note when due. The Credit Agreement among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. If a breach of or default under the Credit Agreement or any other Loan Paper (as defined in the Credit Agreement) shall occur, unpaid principal of





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and interest on this Note may be declared due and payable without notice, at the option of the holder of this Note, in the manner and with the effect provided thereunder. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or event of default.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration of and notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS. THE BOOKS AND RECORDS OF LENDER SHALL CONSTITUTE PRIMA FACIE EVIDENCE OF ALL SUMS DUE LENDER HEREUNDER.


                                     QUEST MEDICAL, INC.


                                     By: ______________________________________
                                         F. Robert Merrill III, Vice President





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               N O T I C E   O F   F I N A L   A G R E E M E N T


THIS NOTE AND THE OTHER WRITTEN LOAN PAPERS EXECUTED CONTEMPORANEOUSLY WITH THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER REPRESENTS THAT IT TODAY RECEIVED A COPY OF THIS NOTICE.

Borrower                                     Lender

QUEST MEDICAL, INC.                          NATIONSBANK OF TEXAS, N.A.


By:_____________________________________     By:________________________________
   F. Robert Merrill III, Vice President        Jay C. Henry, Vice President





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